EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Updates Channing Flats Texas Wind Energy Project

DENVER, CO – Wednesday January 7, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has commenced the collection of site specific wind measurement data at its Channing Flats project site in Moore County, Texas, with the installation of a 60 meter (200 ft.) NRG Systems meteorological tower transmitting data back to NACEL Energy, via an Iridium satellite uplink.

NACEL Energy’s analysis indicates that the construction of a series of 10 MW phases is optimal at Channing Flats and that 20 MW, or more, of generating capacity may be achievable at build out. 20 MW of wind power is sufficient energy to meet the daily requirements of an estimated 6,000 average American   homes.

While the Channing Flats wind data is collected and modeled, additional development milestones are to be undertaken by NACEL Energy including, without limitation, interconnection engineering, turbine engineering and obtaining turbine debt financing. Accordingly, the Company cautions that commissioning (completion) at Channing Flats is not expected until at least the end of the Company’s fiscal 2009-10 year, or later depending on future events.

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“NACEL Energy is committed to updating shareholders and interested parties as important milestones at our wind power generation projects are achieved, or when other significant events occur. The successful ongoing collection and modeling of wind data at Channing Flats, as confirmed today, underpins our upcoming interconnection and turbine negotiations. Consequently, we advise the pace of development of Channing Flats (as well as of Blue Creek, our 30 MW Texas project, updated November 7, 2008) is proceeding satisfactorily and as contemplated by the Company.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in America exclusively developing clean, renewable, utility scale, wind power. NACEL Energy has commenced the development of Blue Creek and Channing Flats in the Texas Panhandle and anticipates generating a total of 50 MW or more of new domestic wind power upon their completion. Also, NACEL Energy is pursuing development of a three phase 600 MW wind power project in the Dominican Republic which, if successful, could supply clean, renewable, utility scale, wind power to a region which relies predominantly on diesel power generation. NACEL Energy was founded in 2006 and successfully completed its IPO in December 2007.

EXHIBIT 99.1

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848